UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2025

BUSINESS FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-38447	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 27, 2025, the boards of directors of Business First Bancshares, Inc. (“Business First”) and b1BANK appointed Alejandro M. Sanchez to serve as a director of each of Business First and b1BANK.

The Board determined that Mr. Sanchez is an independent director under applicable Nasdaq listing standards. There is no arrangement or understanding between Mr. Sanchez and any other person pursuant to which she was selected as a director of Business First or b1BANK, and there is no family relationship between Mr. Sanchez and any of Business First’s other directors or executive officers. Mr. Sanchez does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, other than deposits, loans, and other financial services related transactions with b1BANK made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to Business First or b1BANK, and do not involve more than normal risk of collectability or present other features unfavorable to b1BANK.

Prior to joining Business First and b1BANK, Mr. Sanchez served as President and CEO for the Florida Bankers Association from February 1998 to December 2023, as a director for TRUSTCO BANK from 2022 to 2023 and as a board member of the Exim Bank Advisory Committee from 2018 to 2020. Mr. Sanchez was nominated by President George W. Bush as one of three Presidential appointees for the Federal Retirement Thrift Investment Board and served in that position from 2002 to 2010.

In addition to his service on the boards of directors of Business First and b1BANK, Mr. Sanchez presently serves as the President and Chief Executive Officer of Salva Financial Group of Florida, a consulting group that advises financial firms on strategy and crisis management and provides advice and counsel on financial regulatory matters. Mr. Sanchez founded Salva Financial Group in January 2024. Additionally, Mr. Sanchez is currently a professor for the School of Business at The University of Edinburgh, an Executive Advisor at Nasdaq, and a director for Popular Bank, Republic Bank and Trust, and Apalachee Center, Inc. Mr. Sanchez received his J.D. from the University of Iowa, College of Law, and his B.S. in Business and Social Science from Troy University.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

104         Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 2, 2025

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer